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                                                                   Exhibit 3 (b)
                                                                   -------------



             ARTICLES OF AMENDMENT - DOMESTIC BUSINESS CORPORATION

                         COMMONWEALTH OF PENNSYLVANIA
                              DEPARTMENT OF STATE
                              CORPORATION BUREAU

____________________________________________________________________

     In compliance with the requirements of section 806 of the Business Corporation Law, act of May 5, 1933 (P.L. 364) (13 P.S. (S)1806), the undersigned corporation, desiring to amend this Articles, does hereby certify that:

1.   The name of the corporation is:

     C-COR ELECTRONICS, INC.
     -------------------------------------------------------------

2. The location of its registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

     60 Decibel Road
     -------------------------------------------------------------
     (Address)                                                    (Street)

     STATE COLLEGE                                     16801
     -------------------------------------------------------------
     (City)                                                       (Zip Code)

3.   The statute by or under which it was incorporated is:

     ACT OF MAY 5, 1993, P.L. 364, AS AMENDED          16801
     -------------------------------------------------------------

4.   The date of its incorporation is      JUNE 30, 1953
                                      ----------------------------

5.   (Check, and if appropriate, complete one of the following):

          x     The meeting of the shareholders of the corporation at which the
          -
amendment was adopted was held at the time and place and pursuant to the kind and period of notice herein stated.



          Time:   The 22nd day of OCTOBER, 1986
                      ----        -------  ----

          Place:      Nittany Lion Inn, State College, PA 16802
                      --------------------------------------------

          Kind and period of notice: WRITTEN NOTICE MAILED SEPTEMBER 23, 1986
                                     ----------------------------------------

____________________________________________________________________


          [_]    The amendment was adopted by a consent in writing, setting forth the action so taken, signed by all of the shareholders entitled to vote thereon and filed with the Secretary of the corporation.

6.   At the time of the action of shareholders:
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     (a)  The total number of shares outstanding was:

           3,017,470 SHARES OF COMMON STOCK
          -----------------------------------------------------------------
     (b)  The number of shares entitled to vote was:

           3,017,470 SHARES OF COMMON STOCK
          -----------------------------------------------------------------
7.   In the action taken by the shareholders:

     (a) The total number of shares voted in favor of the amendment was:

          1,814,622
         ---------------------------------------------------------

     (b) The number of shares voted against the amendment was:

          456,892
         ---------------------------------------------------------

8.   The amendment adopted by the shareholders set forth in full, is as follows:

          RESOLVED that the Amended and Restated Articles of Incorporation, of C-COR Electronics, Inc. shall be amended by adding new Articles 6 and 7 to read as set forth in Appendix A to the proxy statement for this meeting, such amendment to become effective upon the filing thereof.

          See Appendix A attached hereto.

     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer and it corporate seal, duly attested by another such officer, to be hereunto affixed this 5/th/ day of November, 1986.

C-COR ELECTRONICS, INC.
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                                  APPENDIX A

     6.A. The provisions of this Article 6 shall apply notwithstanding any provisions of these Articles of Incorporation or of the By-Laws of the Corporation to the contrary.

     B.      Except as otherwise expressly provided in Paragraph C of this
             Article 6:

             (i) any merger or consolidation of the Corporation with or into any other corporation;

             (ii) any sale, lease, exchange or other disposition of all or substantial all of the assets of the Corporation to or with any other corporation, person or other entity; or

             (iii) any issuance or transfer by the Corporation to any other corporation, person other entity, in a single transaction or group or series of related transactions, of any shares of capital stock of the Corporation entitled to vote generally in elections of directors (or warrants or options or securities convertible into such capital stock), if the holders of such shares would be entitled to cast 5% or more of the votes which all holders of shares of all classes of capital stock of the Corporation, outstanding immediately prior to such transaction and entitled to vote generally in elections of directors, would be entitled to cast, shall require the affirmative vote of shareholders entitled to cast at least 66 2/3% of the votes which all holders of shares of all classes of capital stock of the Corporation entitled to vote generally in elections of directors, voting together for this purpose as one class, would be entitled to cast at any annual or special meeting duly convened after notice to the shareholders of that purpose, if as of the date of any action taken by the Board of Directors of the Corporation with respect to any transaction described in clause (i), (ii) or
(iii) of this Paragraph B or as of the record date for the determination of shareholders entitled to notice thereof and to vote thereon, such other corporation, person or other entity referred to above is the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of any class of capital stock of the Corporation. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law, in any agreement with any national securities exchange or otherwise.

     C. The provisions of this Article 6 shall not apply to any transaction described in clause (i), (ii) or (iii) of Paragraph B of this Article 6 (i) if such transaction shall have been approved by the affirmative vote of a majority of the whole Board of Directors of the Corporation prior to the time such other corporation, person or other entity became the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of any class of capital stock of the Corporation or (ii) if such transaction shall have been approved by the affirmative vote of at least 80% of the whole Board of Directors of the Corporation, in each case at any regular or special meeting duly convened after notice to the directors of that purpose.

     D. For the purposes of this Article 6, a corporation, person or other entity shall be deemed to be the beneficial owner of any shares of any class of capital stock of the Corporation (i) which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, or (ii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (i) of this Paragraph D), by any other corporation, person or other entity (a) with which it or its affiliate or associate has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any securities of the Corporation or (b) which is its affiliate or associate. For the purposes of this Article 6 the outstanding shares of any class of capital stock of the Corporation shall include shares deemed owned through the application of clauses
(i) and (ii) of this Paragraph D but shall not include any
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other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise.

     E. For purposes of this Article 6, the terms "affiliate" and "associate" are defined as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on June 30, 1986.

     F. The Board of Directors of the Corporation, by the affirmative vote of at least 80% of the whole Board of Directors, shall have the power to determine for the purposes of this Article 6 on the basis of information then known to it, (i) whether (a) any corporation, person or other entity beneficially own, directly or indirectly, 10% or more of the outstanding shares of any class of capital stock of the Corporation, (b) any corporation, person or other entity is an affiliate or an associate of another, (c) any proposed sale, lease, exchange or other disposition of part of the assets of the Corporation involves substantially all of the assets of the Corporation, and (d) the Board of Directors of the Corporation has approved any transaction and (ii) when any of the facts set forth in clause (i) of this sentence has occurred. Any such determination by the Board shall be conclusive and binding for all purpose of this Article 6.

     7. The Corporation reserves the right to amend, alter, add to or repeal any provision contained in these Articles of Incorporation, in the manner now or hereinafter prescribed by statute, and all rights conferred upon shareholders are herein granted subject to this reservation; provided, however, that no amendment to these Articles of Incorporation shall amend, alter, add to or repeal any of the provisions of Article 6 unless the resolution effecting such amendment, alteration, addition or repeal shall receive the affirmative vote of shareholders entitled to cast at least 66 2/3% of the votes which all holders of shares of all clauses of capital stock of the Corporation entitled to vote generally in elections of directors, voting together for this purpose as one class, would be entitled to cast at any annual or special meeting duly convened after notice to the shareholders of that purpose.